UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Senior Vice President and Chief Financial Officer

On March 2, 2026, L3Harris Technologies, Inc. (“L3Harris” or the “Company”) announced that Kenneth Sharp has been named Senior Vice President and Chief Financial Officer of L3Harris, effective March 16, 2026 (the “Effective Date”). Mr. Sharp succeeds Kenneth Bedingfield, who will focus exclusively on leading the Missile Solutions segment as President of Missile Solutions.

Mr. Sharp, 55, joins L3Harris from Peraton, Inc., a privately held national security company, where he served as Chief Financial Officer since 2023. He previously served as Executive Vice President and Chief Financial Officer of DXC Technology Company, a publicly traded global IT services company, from 2020 to 2023. From 2016 to 2020, Mr. Sharp was Vice President, Chief Financial Officer Defense Systems at Northrop Grumman Corporation. He began his career as an auditor at Ernst & Young and is a veteran of the Marine Corps, having served in Operations Desert Shield and Desert Storm. He holds an MBA from The George Washington University and a BS in accounting from the University of Maryland.

Offer Letter Agreement with Mr. Sharp

In connection with the transition, Mr. Sharp and L3Harris entered into an offer letter agreement on February 26, 2026 (the “Offer Letter Agreement”).

The Offer Letter Agreement, which was previously approved by the Compensation Committee of L3Harris’ Board of Directors, provides for the following compensation and benefits:

•annual base salary of $875,000;

•eligibility to receive an annual cash incentive under with a target value of 100% of his base salary;

•eligibility to receive annual equity with a target value of $3,250,000, under terms and conditions consistent with grants to L3Harris’ other executive officers;

•a one-time grant of (i) restricted stock units valued at $3,500,000 to offset forgone equity at his prior employer, vesting ratably over four years;

•eligibility to participate in L3Harris’ retirement, employee health, welfare and benefit plans;

•a $1,000,000 cash sign on bonus to offset foregone incentive, subject to a 24-month clawback; and

•relocation benefits, including a $10,000 expense allowance payment.

Mr. Sharp will also be covered by severance and change in control plans applicable to L3Harris’other executive officers. The foregoing description of the terms and conditions of Mr. Sharp’s Offer Letter Agreement is not complete, and should be read in conjunction with the complete text of the Offer Letter Agreement, which L3Harris expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending April 3, 2026.

Mr. Sharp’s appointment was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Sharp and any director or other executive officer of L3Harris, and there are no related persons transactions between L3Harris and Mr. Sharp reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 2, 2026, L3Harris issued a press release announcing Mr. Sharp’s appointment as Senior Vice President and Chief Financial Officer of L3Harris. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibits are provided herewith:

Exhibit Number	Description
99.1	Press Release issued by L3Harris Technologies, Inc. on March 2, 2026, (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Christoph Feddersen
		Name:	Christoph Feddersen
Date: March 2, 2026		Title:	Senior Vice President, General Counsel and Secretary

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